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                                                                   EXHIBIT 23.02



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53805) of Atlantic Data Services Inc. of our report dated April 13, 1998, with respect to the financial statements and schedule of Atlantic Data Services, Inc. as of March 31, 1998 and for the years ended March 31, 1998 and 1997 included in the Annual Report (Form 10-K) for the year ended March 31, 1999.


                                                              Ernst & Young LLP

Boston, Massachusetts
June 23, 1999